THE CUSHING ROYALTY & INCOME FUND

POWER OF ATTORNEY

            Each of the undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), with respect to The Cushing Royalty & Income Fund, a Delaware statutory trust, hereby authorizes, designates and appoints Jerry V. Swank, Daniel L. Spears, John H. Alban and Barry Y. Greenberg to act as attorney-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission, as required by the 1934 Act and the Investment Company Act of 1940, as amended, and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.  This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

            This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 1st day of August, 2011.

/s/ Jerry V. Swank
Jerry V. Swank
Trustee, Chief Executive Officer
and President

/s/ Brian R. Bruce
Brian R. Bruce
Trustee

/s/ Edward N. McMillan
Edward N. McMillan
Trustee

/s/ Ronald P. Trout
Ronald P. Trout
Trustee

/s/ John H. Alban
John H. Alban
Chief Financial Officer and Treasurer

/s/ Daniel L. Spears
Daniel L. Spears
Executive Vice President and Secretary

/s/ Barry Y. Greenberg
Barry Y. Greenberg
Chief Compliance Officer